Exhibit 99.1

FOXO TECHNOLOGIES INC.’S BOARD OF DIRECTORS ANNOUNCES SPECIAL MEETING OF SHAREHOLDERS

MINNEAPOLIS, MN, January 7, 2025 (GLOBE NEWSWIRE) — FOXO Technologies Inc. (NYSE American: FOXO) (the “Company” or “FOXO”), will hold a special meeting of its shareholders at 10.30am EST on Friday, January 17, 2025.

The Board of Directors of the Company has authorized a virtual meeting of its shareholders to be held on Friday, January 17, 2025, at 10:30 a.m. Eastern Standard Time to seek approval for several proposals. The record date was January 3, meaning that all shareholders of record on January 3, 2025, will be entitled to vote on the proposals.

The Company has several proposals it requires approval from its shareholders for, the main one being as a as a result of certain acquisition transactions entered into.

Shareholder Proposals:

1. To approve, for purposes of complying with NYSE American Rule 713, pursuant to the terms of the Company’s Series A Cumulative Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”): (i) the issuance of shares of Class A Common Stock in an amount equal to or in excess of 20% of our Class A Common Stock outstanding when the Series A Preferred Stock was authorized, upon conversion of the shares of Series A Preferred Stock; and (ii) the voting terms thereof, which may constitute a “Change of Control” as defined by the NYSE American Rules;

2. To approve the adjournment of the Special Meeting, if necessary or advisable, to solicit additional proxies in favor of the foregoing proposal if there are not sufficient votes to approve the foregoing proposal; and

3. Such other matters as may properly come before the Special Meeting or any lawful adjournment or postponement thereof.

“We look forward to the continued support of our shareholders and ask them to approve the proposals, as described, at this special meeting,” said Seamus Lagan, Chief Executive Officer of FOXO. Mr. Lagan continued, “Once this meeting is concluded we can focus on building our revenues from the businesses we currently operate and consider acquisition opportunities as a strategy to accelerate this growth and increase value for shareholders”

The Company filed a Definitive Proxy Statement with the Securities and Exchange Commission on January 6, 2025 which provides additional details about the meeting and the proposals that will be voted on.

About FOXO Technologies Inc. (“FOXO”)

FOXO owns and operates three subsidiaries.

Foxo Labs, Inc. is a biotechnology company dedicated to improving human health and life span through the development of cutting-edge technology and product solutions for various industries.

Myrtle Recovery Centers, Inc., a 30-bed behavioral health facility in East Tennessee. Myrtle provides inpatient services for detox and residential treatment and outpatient services for MAT and OBOT Programs.

Rennova Community Health, Inc., owns and operates Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical), a critical access designated (CAH) hospital in East Tennessee.

For more information about FOXO, visit www.foxotechnologies.com.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the Melco Resorts Finance’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s business; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to obtain financing; the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future; potential inability of FOXO to establish or maintain relationships required to advance its goals or to achieve its commercialization and development plans; the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others; and the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry or in the markets or industries in which FOXO operates. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Sebastien Sainsbury

561 485 0151